UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 17, 2007 (December 11, 2007)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Irwin Pfister was elected to the Board of Directors of Credence Systems Corporation (the “Board”). There is no arrangement or understanding between Mr. Pfister and any other persons pursuant to which he was selected as a member of the Board.  At the time of this filing, Mr. Pfister has not been named to serve on any committee of the Board, and the information about whether Mr. Pfister is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.  In accordance with the terms of the Company’s 2005 Non-Employee Director Option Program adopted pursuant to the Company’s 2005 Stock Incentive Plan Mr. Pfister received a grant of 32,000 stock options on December 12, 2007, which options have an exercise price of $2.19 per share, and vest over four years, and a restricted stock grant of 8,000 shares that vests over three years.

The press release issued on December 17, 2007, by Credence Systems Corporation describing Mr. Pfister’s appointment as a member of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release, issued December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: December 17, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, issued December 17, 2007.